Exhibit 99.1

Rent the Runway, Inc. Announces First Quarter 2026 Results

Revenue Grew to $89.9M, up 29.2% YoY, add-on revenue increased 70.4% YoY

Reaffirms FY26 Guidance for Revenue, Adjusted EBITDA and Rental Product Acquired

Welcomes Teri Bariquit as Interim CEO and President, Paige Thomas as Chief Commercial Officer, and Dave Loretta as Interim CFO

NEW YORK, June 3, 2026 - Rent the Runway, Inc. (“Rent the Runway” or "RTR") (NASDAQ: RENT), the company transforming the way women get dressed, today reported financial results for the fiscal quarter ended April 30, 2026.

First quarter results demonstrate continued momentum across the business, with total revenue of $89.9 million exceeding guidance and up 29.2% YoY. EBITDA margin also surpassed expectations. We also continued to see significant growth in our add-on business, with add-on revenue increasing 70.4% year-over-year and 11.0% quarter-over-quarter in Q1, driven primarily by higher subscriber engagement following a large inventory infusion and multiple product enhancements launched last year.

The company’s focus in 2026 remains on Discovery, and it is continuing to deploy AI-driven experiences designed to deliver the closet of her dreams with more choice, personalization, and flexibility than ever before.

Rent the Runway also announced recently that Teri Bariquit has been appointed Interim CEO and President, succeeding Co-Founder Jennifer Hyman, who stepped down after 18 years of category-defining leadership. Ms. Hyman will remain an advisor to the company through January 2027 to ensure a seamless transition.

Ms. Bariquit brings 37 years of retail and merchandising leadership to the role, most recently serving as Chief Merchandising Officer at Nordstrom, where she led more than 1,200 team members across Buying, Planning, Product Development, and Inventory Management. She joined Rent the Runway's Board of Directors in October 2025 and will continue to work closely with Executive Chairman Dhiren Fonseca and the Senior Leadership Team to advance the company's strategy, while the Board is actively conducting a search for a permanent CEO.

Alongside Ms. Bariquit, the company also welcomed Paige Thomas as Chief Commercial Officer and named Dave Loretta as interim CFO. Ms. Thomas, a 25+ year retail veteran, spent over a decade at Nordstrom and most recently served as Chief Merchant & Product Innovation Officer at Signet Jeweler. Mr. Loretta most recently served as CFO of The Honest Company and prior to that as CFO of Duluth Trading Company. He also brings over a decade of experience at Nordstrom, including as President and CFO of Nordstrom Bank.

"Rent the Runway is operating from a solid foundation, supported by a strong core business, a renewed capital structure aligned with our long-term ambitions, and diversified set of revenue streams,” said Teri Bariquit, Interim CEO and President of Rent the Runway. "I'm honored to step into this leadership role at such an exciting moment. The team has built remarkable momentum, and this quarter's results reflect the strength of a strategy that is clearly resonating with our customers.”

Recent Business Highlights

•Expanded Personalized Discovery Across the RTR Platform: In April 2026, we launched personalized carousels across our platform, now live for all subscribers. Customers can now discover items similar to their recent favorites and explore a curated “For You” feed tailored to their individual style preferences. These enhancements are designed to reduce friction in discovery, save her time, and make every visit feel more personalized, and we are seeing a 11% increase in hearting behavior on the home page for active subscribers.
•Enhanced Visual Experience with AI-Driven Imagery: In April 2026, we significantly improved imagery across our platform by moving away from outdated visuals and introducing more relatable, true-to-life imagery designed to help customers better envision themselves wearing each item. These updates are intended to improve engagement, product discovery, and rental confidence across the customer journey, and increased views on these tried and true styles by 129%.
•Advancing AI-Powered Outfit Discovery: In May 2026, we began internal testing of outfit generation capabilities, enabling RTR to recommend complete looks rather than individual items. We expect to roll out this functionality to subscribers in the coming months and believe it has the potential to meaningfully transform how customers discover and rent on RTR.
•Continued Progress Across New Revenue Stream Initiatives: We continue to advance a set of early-stage growth initiatives across our online marketplace, advertising and media platform, and B2B business. Across each initiative introduced last quarter, we have moved from pilot programs to early operational progress and revenue generation.

"Q1 2026 was a strong start to fiscal year 2026, with revenue growth of 29.2% and continued evidence that our inventory investments are resonating with customers," said Sid Thacker, Chief Financial Officer of Rent the Runway. "With our underlying business drivers intact, we reaffirm our Revenue, Adjusted EBITDA, and Rental Product Acquired guidance for fiscal year 2026."

First Quarter 2026 Key Metrics and Financial Highlights

•Revenue was $89.9 million, a 29.2% increase year-over-year from $69.6 million in the first quarter of fiscal year 2025.
•155,692 ending Active Subscribers, representing an increase of 5.8% from 147,157 at the end of the first quarter of fiscal year 2025.
•149,744 Average Active Subscribers, representing an increase of 12.2% from 133,468 at the end of the first quarter of fiscal year 2025.
•196,147 ending Total Subscribers, representing an increase of 7.6% from 182,209 at the end of the first quarter of fiscal year 2025.
•Gross Profit was $23.3 million, representing a change of 6.4% from $21.9 million in the first quarter of fiscal year 2025. Gross Margin was 25.9%, as compared to 31.5% in the first quarter of fiscal year 2025.

•Net Loss was $(18.9) million, as compared to $(26.1) million in the first quarter of fiscal year 2025. Net Loss as a percentage of revenue was (21.0)%, as compared to (37.5)% in the first quarter of fiscal year 2025.
•Adjusted EBITDA was $(0.8) million, as compared to $(1.3) million in the first quarter of fiscal year 2025. Adjusted EBITDA Margin was (0.9)%, as compared to (1.9)% in the first quarter of fiscal year 2025.
•Net cash (used in) provided by operating activities was $(3.8) million, as compared to $8.3 million in the first quarter of fiscal year 2025.
•Net cash (used in) provided by operating activities as a percentage of revenue was (4.2)%, as compared to 11.9% in the first quarter of fiscal year 2025.
•Net cash used in investing activities was $(9.8) million, as compared to $(14.7) million in the first quarter of fiscal year 2025.
•Net cash used in investing activities as a percentage of revenue was (10.9)%, as compared to (21.1)% in the first quarter of fiscal year 2025.
•Cash and Cash Equivalents was $37.1 million, as compared to $70.4 million in the first quarter of fiscal year 2025.

Outlook

For the fiscal second quarter of 2026, Rent the Runway expects:
•Revenue of between $91 million and $95 million
•Adjusted EBITDA Margin1 of between 5% and 8%

For fiscal year 2026, Rent the Runway continues to expect:
•Double-Digit Revenue Growth versus fiscal year 2025, led primarily by continued product and inventory experience improvements.
•Adjusted EBITDA Margin2 of between 4% and 7%
•Rental Product Acquired3 of between $45 million and $50 million versus $74.9 million in fiscal year 2025.

There are unknowns around the economy, such as fuel surcharges, tariffs, and other macroeconomic developments, which are not incorporated into our expectations and that can materially affect actual results for fiscal year 2026 versus our current expectations. Our outlook is based on current conditions and assumptions and does not contemplate material deterioration, including volatility in these factors or from our decision to pass on fuel surcharges to customers; accordingly, actual results may differ materially if such conditions change.
1 Represents a non-GAAP financial measure. As more fully described in the Non-GAAP Financial Measures section of this release, a reconciliation of Adjusted EBITDA Margin for the second quarter of fiscal year 2026 is not available without unreasonable efforts.
2 Represents a non-GAAP financial measure. As more fully described in the Non-GAAP Financial Measures section of this release, a reconciliation of Adjusted EBITDA Margin for fiscal year 2026 is not available without unreasonable efforts.
3 Purchases of Rental Product as presented on the Consolidated Statement of Cash Flows may vary from Rental Product Acquired due to timing of payments for rental product. Rental Product Acquired reflects the cost of owned rental product received in the period.

Earnings Presentation, Conference Call and Webcast

The first quarter 2026 Earnings Presentation is now accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Presentations” section.
Rent the Runway will host a conference call and webcast to discuss its first quarter 2026 financial results and provide a business update today, June 3, 2026 at 8:30 am ET.

The financial results and live webcast will be accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Events” section. To access the call through a conference line, dial 1-877-407-3982 (in the U.S.) or 1-201-493-6780 (international callers).

A replay of the conference call will be posted shortly after the call and will be available for at least fourteen days. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13760590.

About Rent the Runway, Inc.

Founded in 2009, Rent the Runway is disrupting the trillion-dollar fashion industry and changing the way women get dressed through the Closet in the Cloud. RTR’s mission has remained the same since its founding: powering women to feel their best every day. Through RTR, customers can subscribe, rent items a-la-carte and shop resale from hundreds of designer brands. The Closet in the Cloud offers a wide assortment of millions of items for every occasion, from evening wear and accessories to ready-to-wear, workwear, denim, casual, maternity, outerwear, blouses, knitwear, loungewear, jewelry, handbags, activewear and ski wear. RTR has built a two-sided discovery engine, which connects deeply engaged customers and differentiated brand partners on a powerful platform built around its brand, data, logistics and technology. RTR has been named to CNBC’s “Disruptor 50” five times in ten years, and has been placed on Fast Company’s Most Innovative Companies list four times.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, guidance and underlying assumptions for the second fiscal quarter of 2026 and the fiscal year 2026, and statements regarding the anticipated benefits of the recapitalization transactions, the impact of potential product and customer experience improvements, the impact and volume of our new inventory, the success of our AI investments and initiatives, the success of our marketing plans, and our position for sustained growth. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to drive future growth or manage our growth effectively; the highly competitive and rapidly changing nature of the global fashion industry; risks related to the macroeconomic environment, including war in the Middle East and fuel surcharges; changes in global trade policies, tariffs, and other measures that could restrict international trade; our ability to cost-effectively grow our customer base; any failure to attract or retain customers; our ability to accurately forecast customer demand, acquire and manage our offerings effectively and plan for future expenses; risks arising from the restructuring of our operations; our reliance on the effective operation of proprietary technology systems and software as well as those of third-party vendors and service providers; risks related to shipping, logistics and our supply chain; risks related to AI technology; our failure to successfully recruit a permanent CEO and CFO and manage these leadership transitions; our failure to realize all of the anticipated benefits of the recapitalization transactions, or that those benefits may be short-lived or insufficient for our future needs; failure to manage the transition of our Board of Directors; our failure to comply with the covenants under our credit agreement; our ability to remediate our material weaknesses in our internal control over financial reporting; our ability to comply with laws and regulations applicable to our business; our reliance on the experience and expertise of our senior management and other key personnel; our ability to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights; compliance with data privacy, data security, data protection and consumer protection laws and industry standards; risks associated with our brand and manufacturing partners; our reliance on third parties to provide payment processing infrastructure underlying our business; our dependence on online sources to attract consumers and promote our business which may be affected by third-party interference or cause our customer acquisition costs to rise; failure by us, our brand partners, or third party manufacturers to comply with our vendor code of conduct or other laws; risks related to our debt; our noncompliance with Nasdaq Marketplace Rule 5606(c)(2)(A), which requires listed companies to have at least three audit committee members; and risks related to our Class A capital stock and ownership structure.

Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the expectations is included in our Annual Report on Form 10-K for the year ended January 31, 2026, as will be updated in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2026. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Key Business and Financial Metrics

Active Subscribers is defined as the number of subscribers with an active membership as of the last day of any given period and excludes paused subscribers. Total Subscribers represents the number of subscribers with an active or paused membership as of the last day of the period and excludes subscribers who had an active or paused subscription during the period, but ended their subscription prior to the last day of the fiscal period.

Average Active Subscribers is defined as the mean of the beginning of quarter and end of quarter Active Subscribers for a quarterly period; and for other periods, represents the mean of the Average Active Subscribers of every quarter within that period.

Gross Profit is defined as total revenue less costs related to activities to fulfill customer orders and rental product acquisition costs, presented as fulfillment and rental product depreciation and revenue share, respectively, on the consolidated statement of operations. We depreciate owned apparel assets over three years and owned accessory assets over two years, net of 20% and 30% salvage values, respectively, and recognize the depreciation on a straight-line basis and remaining cost of items when sold or retired on our consolidated statement of operations. Rental product depreciation expense is time-based and reflects all rental product items we own. We use Gross Profit and Gross Profit as a percentage of revenue, or Gross Margin, to measure the continued efficiency of our business after the cost of our products and fulfillment costs are included.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our performance and free cash flow and free cash flow margin are useful in evaluating our performance and liquidity. Adjusted EBITDA is a key performance measure used by management to assess our operating performance and the operating leverage of our business prior to capital expenditures. These non-GAAP financial metrics are not meant to be considered as indicators of our financial performance in isolation from or as a substitute for our financial information prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. There are limitations to the use of the non-GAAP financial metrics presented in this press release. For example, our non-GAAP financial metrics may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial metrics differently than we do, limiting the usefulness of those measures for comparative purposes.

We define Adjusted EBITDA as net loss, adjusted to exclude interest expense, rental product depreciation, other depreciation and amortization, share-based compensation expense, write-off of liquidated assets, non-recurring adjustments, non-ordinary course legal fees, income tax (benefit) expense, other income and expense, and other gains / losses. Adjusted EBITDA margin is defined as Adjusted EBITDA calculated as a percentage of total revenue, net for a period.

We define free cash flow as net cash used in operating activities and net cash used in investing activities on a combined basis. Free cash flow margin is defined as free cash flow as a percentage of revenue.

The reconciliation of presented non-GAAP financial metrics to the most directly comparable GAAP financial measure is presented below. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial metrics for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items, and may include other expenses, costs and non-recurring items. Reconciliations of Adjusted EBITDA margin expectations for fiscal year 2026 and Q2 2026 to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, share-based compensation expense, and non-recurring expenses, which can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.

Investor Contact
Investor Relations
investors@renttherunway.com

Media Contact
Press
press@renttherunway.com

Rent the Runway, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	April 30,	January 31,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$37.1	$50.4
Restricted cash, current	4.0	4.5
Prepaid expenses and other current assets	13.6	11.8
Total current assets	54.7	66.7
Restricted cash	4.2	4.2
Rental product, net	91.6	86.0
Fixed assets, net	23.3	24.0
Intangible assets, net	1.9	2.0
Operating lease right-of-use assets	28.4	29.3
Other assets	8.6	8.8
Total assets	$212.7	$221.0
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$13.4	$9.9
Accrued expenses and other current liabilities	32.8	29.1
Deferred revenue	14.5	12.0
Customer credit and gift card liabilities	6.4	6.6
Operating lease liabilities	5.7	5.6
Total current liabilities	72.8	63.2
Long-term debt, net	157.1	156.6
Operating lease liabilities	34.3	35.7
Other liabilities	1.8	1.6
Total liabilities	266.0	257.1

Stockholders’ equity (deficit)
Class A common stock	—	—
Class B common stock	—	—
Preferred stock	—	—
Additional paid-in capital	1,066.0	1,064.3
Accumulated deficit	(1,119.3)	(1,100.4)
Total stockholders’ equity (deficit)	(53.3)	(36.1)
Total liabilities and stockholders’ equity (deficit)	$212.7	$221.0

Rent the Runway, Inc.
Condensed Consolidated Statements of Operations
(in millions, except share and per share amounts)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Revenue:
Subscription and Reserve rental revenue	$77.7	$62.0
Other revenue	12.2	7.6
Total revenue, net	89.9	69.6
Costs and expenses:
Fulfillment	23.6	20.4
Technology	9.4	9.6
Marketing	8.0	8.6
General and administrative	23.4	20.7
Rental product depreciation and revenue share	43.0	27.3
Other depreciation and amortization	2.2	2.7
Total costs and expenses	109.6	89.3
Operating loss	(19.7)	(19.7)
Interest income / (expense), net	(0.3)	(6.3)
Other income / (expense), net	1.1	0.1
Net loss before income tax benefit / (expense)	(18.9)	(25.9)
Income tax benefit / (expense)	—	(0.2)
Net loss	$(18.9)	$(26.1)
Net loss per share attributable to common stockholders, basic and diluted	$(0.57)	$(6.26)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	33,423,930	4,168,053

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended April 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(18.9)	$(26.1)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Rental product depreciation and write-offs	10.2	10.3
Write-off of rental product sold	3.6	2.9
Other depreciation and amortization	2.2	2.7
Proceeds from rental product sold	(6.4)	(4.9)
(Gain) / loss from liquidation of rental product	0.2	(0.2)
Accrual of paid-in-kind interest	2.7	—
Amortization of debt (premium) discount	(2.2)	6.9
Share-based compensation expense	1.5	1.5
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1.8)	0.2
Operating lease right-of-use assets	0.9	0.7
Other assets	0.2	(0.8)
Accounts payable, accrued expenses and other current liabilities	2.8	13.4
Deferred revenue and customer credit liabilities	2.3	2.4
Operating lease liabilities	(1.3)	(1.1)
Other liabilities	0.2	0.4
Net cash (used in) provided by operating activities	(3.8)	8.3
INVESTING ACTIVITIES
Purchases of rental product	(15.2)	(19.3)
Proceeds from liquidation of rental product	0.4	0.9
Proceeds from sale of rental product	6.4	4.9
Purchases of fixed and intangible assets	(1.4)	(1.2)
Net cash (used in) provided by investing activities	(9.8)	(14.7)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	0.2	—
Other financing payments	(0.4)	(0.7)
Net cash (used in) provided by financing activities	(0.2)	(0.7)
Net (decrease) increase in cash and cash equivalents and restricted cash	(13.8)	(7.1)
Cash and cash equivalents and restricted cash at beginning of period	59.1	86.5
Cash and cash equivalents and restricted cash at end of period	$45.3	$79.4

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended April 30,
	2026	2025
Supplemental Cash Flow Information:
Cash payments (receipts) for:
Interest paid on loans	$2.8	$—
Fixed operating lease payments, net	2.9	2.8
Fixed assets and intangibles received in the prior period	0.2	—
Rental product received in the prior period	1.6	2.7
Non-cash financing and investing activities:
Purchases of fixed assets and intangibles not yet settled	$0.2	$—
Purchases of rental product not yet settled	6.4	11.3

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net loss and net loss as a percentage of revenue, the most comparable GAAP financial measures, to Adjusted EBITDA and Adjusted EBITDA Margin, respectively, for the periods presented:

	Three Months Ended April 30,
	2026	2025
	(in millions)
Net loss	$(18.9)	$(26.1)
Interest (income) / expense, net (1)	0.3	6.3
Rental product depreciation	13.8	13.2
Other depreciation and amortization (2)	2.2	2.7
Share-based compensation (3)	1.5	1.5
Write-off of liquidated assets (4)	0.6	0.7
Non-recurring adjustments (5)	0.1	—
Non-ordinary course legal fees (6)	0.6	0.6
Income tax (benefit) / expense	—	0.2
Other (income) / expense, net (7)	(1.1)	(0.1)
Other (gains) / losses (8)	0.1	(0.3)
Adjusted EBITDA	$(0.8)	$(1.3)
Net Loss as a percentage of revenue	(21.0)%	(37.5)%
Adjusted EBITDA Margin (9)	(0.9)%	(1.9)%

(1)Includes debt (premium) discount amortization of $(2.2) million in the three months ended April 30, 2026 and $6.9 million in the three months ended April 30, 2025.
(2)Reflects non-rental product depreciation and capitalized software amortization.
(3)Reflects the non-cash expense for share-based compensation.
(4)Reflects the write-off of the remaining book value of liquidated rental product that had previously been held for sale.
(5)Non-recurring adjustments for the three months ended April 30, 2026 includes $0.1 million of costs related to public company SOX readiness.
(6)Non-ordinary course legal fees for the three months ended April 30, 2026 and 2025 includes $0.6 million and $0.6 million of costs related to securities lawsuits and non-recurring legal fees, respectively.
(7)Includes other (income) / expense recognized in the period.
(8)Includes gains / losses recognized in relation to foreign exchange, operating lease terminations and the related surrender of fixed assets (see “Note 4 - Leases – Lessee Accounting” in the Notes to the Condensed Consolidated Financial Statements).
(9)Adjusted EBITDA Margin calculated as Adjusted EBITDA as a percentage of revenue.

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)

The following table presents a reconciliation of net cash (used in) provided by operating activities, the most comparable GAAP financial measure, to Free Cash Flow and Free Cash Flow Margin for the periods presented:

	Three Months Ended April 30,
	2026	2025
	(in millions)
Net cash (used in) provided by operating activities	$(3.8)	$8.3
Purchases of rental product	(15.2)	(19.3)
Proceeds from liquidation of rental product	0.4	0.9
Proceeds from sale of rental product	6.4	4.9
Purchases of fixed and intangible assets	(1.4)	(1.2)
Free Cash Flow	$(13.6)	$(6.4)
Free Cash Flow Margin	(15.1)%	(9.2)%